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                                                                   EXHIBIT 23(A)
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 2, 1995, included in the Public Service Company of North Carolina, Incorporated Form 10-K for the fiscal year ended September 30, 1995 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen, LLP
Arthur Andersen, LLP
Charlotte, North Carolina
December 20, 1995